UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 7, 2004


                    Federal Agricultural Mortgage Corporation
               -------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Federally chartered
        instrumentality of
         the United States               0-17440           52-1578738
 (State or other jurisdiction of       (Commission       (I.R.S. Employer
  incorporation or organization)       File Number)      Identification No.)



 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.        20036
 -----------------------------------------------------------     ------------
          (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (202) 872-7700


                                    No change
                              --------------------
          (Former name or former address, if changed since last report)


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Item 8.01.  Other Events.

     On October 7, 2004, the Board of Directors of the Registrant declared for the first time a quarterly dividend on the Registrant's three classes of common stock - Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non - Voting Common Stock. The quarterly dividend of $0.10 per common share will be payable on December 31, 2004 to common stockholders of record as of December 15, 2004. The Board of Directors of the Registrant also declared a regular quarterly dividend on the Corporation's 6.40% Cumulative Preferred Stock, Series
A. The quarterly dividend of $0.80 per preferred share is for the period from October 1, 2004 through December 31, 2004 and will be payable on December 31, 2004 to preferred stockholders of record as of December 20, 2004.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Timothy L. Buzby
                                       ---------------------------------
                                        Name:   Timothy L. Buzby
                                        Title:  Vice President - Controller




Dated:      October 13, 2004